UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2021

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, KS		67207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Class A, Common Stock, par value $0.01 per share	Trading Symbol EQBK	Name of each exchange on which registered The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the completion of Equity Bancshares, Inc.’s (the “Company”) previously reported merger (the “Merger”) with American State Bancshares, Inc. (“ASB”) pursuant to the terms of the Agreement and Plan of Reorganization, dated May 14, 2021 (the “Agreement”), by and among the Company, Greyhounds Merger Sub, Inc., and ASB, the Company assumed ASB’s rights, title and obligations under the Indenture, dated as of September 15, 2005 (the “Indenture”), by and between ASB and the Wilmington Trust Company (the “Trustee”), pursuant to that certain First Supplemental Indenture, dated as of October 1, 2021 (the “Supplemental Indenture”), by and among the Company, ASB and the Trustee.  ASB had issued $7,732,000 principal amount of its Floating Rate Junior Subordinated Deferrable Interest notes due 2035 under the Indenture. The transaction documents governing such securities, including the Supplemental Indenture and the Indenture, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Company agrees to furnish a copy of such documents to the Securities and Exchange Commission upon request.

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Merger, Leon Borck, the former Chairman and President of ASB, was appointed to the board of directors of the Company and the board of directors of Equity Bank effective October 2, 2021, in accordance with the terms of the Agreement.

Mr. Borck will participate in the Company’s standard compensation arrangements for non-employee directors as described in the Company’s definitive proxy statement relating to its 2021 Annual Meeting of Stockholders filed with the SEC on March 18, 2021. Mr. Borck will join the Company’s Risk Committee. Other than pursuant to the Agreement, there is no other arrangements or understandings between Mr. Borck and any other person pursuant to which he was selected as a director of the Company. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Borck that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01Regulation FD Disclosure.

On October 4, 2021, the Company announced that it completed the Merger on October 1, 2021. The press release announcing the completion of the Merger is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.  The following are exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated October 4, 2021
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Equity Bancshares, Inc.

Date: October 6, 2021	By: /s/ Eric R. Newell
Eric R. Newell
Executive Vice President and Chief Financial Officer

3